Exhibit 24(e)
February 2, 2007


Thomas A. Fanning and Wayne Boston


Dear Sirs:

         Mississippi Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 2006, and (2) the filing of its quarterly reports on Form 10-Q during 2007.
         Mississippi Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                Yours very truly,

                                MISSISSIPPI POWER COMPANY



                                By /s/Anthony J. Topazi
                                     Anthony J. Topazi
                             President and Chief Executive Officer


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                                      - 2 -





    /s/Tommy E. Dulaney                             /s/Philip J. Terrell
     Tommy E. Dulaney                                 Philip J. Terrell




  /s/Warren A. Hood, Jr.                            /s/Anthony J. Topazi
    Warren A. Hood, Jr.                               Anthony J. Topazi




    /s/Robert C. Khayat                             /s/Frances V. Turnage
     Robert C. Khayat                                Frances V. Turnage




/s/Aubrey B. Patterson, Jr.                          /s/Moses H. Feagin
 Aubrey B. Patterson, Jr.                              Moses H. Feagin




  /s/George A. Schloegel                             /s/Vicki L. Pierce
    George A. Schloegel                                Vicki L. Pierce

Extract from unanimous written consent of the board of directors of Mississippi Power Company.

                               - - - - - - - - - -

         RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2006, and its 2007 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its Board of Directors, and its Officers, are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston.

                               - - - - - - - - - -

         The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted by unanimous written consent of the board of directors of Mississippi Power Company, effective February 2, 2007, and that said resolution has not since been rescinded but is still in full force and effect.



Dated: February 26, 2007                  MISSISSIPPI POWER COMPANY




                                          By   /s/Wayne Boston
                                                Wayne Boston
                                             Assistant Secretary